UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2011

Toreador Resources Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34216	75-0991164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

c/o Toreador Holding SAS
9 rue Scribe
Paris, France	75009
(Address of principal executive offices)	(Zip code)

33 1 47 03 34 24
(Registrant’s telephone number including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Condition.

On March 16, 2011, Toreador Resources Corporation (“Toreador”) issued a press release announcing its unaudited financial results for the fourth quarter 2010 and the year ended December 31, 2010.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Pursuant to General Instruction B.2 of Form 8-K, the information contained in Item 2.02 of this Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing by Toreador under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On March 15, 2011, Julien Balkany resigned as a member and as Vice-Chairman of the Board of Directors of Toreador, effective immediately.  Mr. Balkany has agreed to provide consulting services to Toreador as a special external advisor.  A press release, dated March 16, 2011, including information regarding Mr. Balkany’s resignation and new role for Toreador is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release, dated March 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

		By:	/s/ Craig M. McKenzie
Name: Craig M. McKenzie
Title: President and Chief Executive Officer

Date:	March 16, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 16, 2011.